UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2019

Ladder Capital Corp

(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36299 (Commission File Number)	80-0925494 (IRS Employer Identification No.)

345 Park Avenue, 8th Floor
New York, New York 10154
(Address of Principal Executive Offices, including Zip Code)

(212) 715-3170
(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2019, the board of directors (the “Board”) of Ladder Capital Corp (the “Company”) appointed Kelly Porcella as Chief Administrative Officer, effective April 1, 2019. Ms. Porcella will also continue to serve as the Company’s General Counsel and Secretary.

Ms. Porcella, age 37, joined the Company in March 2009 and was appointed General Counsel in March 2016. Ms. Porcella helps to manage the day-to-day operations of the Company and is primarily responsible for the Company’s corporate governance, cybersecurity, human resources, executive compensation, legal and regulatory oversight and the execution of the Company’s strategic initiatives. Ms. Porcella serves on the St. John’s University School of Law Alumni Association Board of Directors and the Advisory Board of St. John’s Mattone Family Institute for Real Estate Law. Ms. Porcella received a B.S. in Marketing, summa cum laude, from The Peter J. Tobin College of Business at St. John’s University and a J.D., magna cum laude, from St. John’s University School of Law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADDER CAPITAL CORP

Date: February 12, 2019	By:	/s/ Marc Fox
	Name:	Marc Fox
	Title:	Chief Financial Officer

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